NEWS RELEASE

Contacts:	Billy F. Mitcham, Jr., President & CEO Mitcham Industries, Inc. 936-291-2277
Jack Lascar / Karen Roan

Dennard Rupp Gray & Easterly (DRG&E)

713-529-6600

MITCHAM INDUSTRIES REPORTS
FISCAL 2011 FIRST QUARTER RESULTS

Revenues increased 56% year over year
Diluted EPS of $0.24

HUNTSVILLE, TX – JUNE 8, 2010 – Mitcham Industries, Inc. (NASDAQ: MIND) (the “Company”) today announced financial results for its fiscal 2011 first quarter ended April 30, 2010.

Total revenues for the first quarter of fiscal 2011 were $16.5 million compared to $10.6 million in the first quarter of fiscal 2010. Net income for the first quarter of fiscal 2011 was $2.4 million, or $0.24 per diluted share, compared to net loss of $80,000, or $0.01 loss per share, for the first quarter of fiscal 2010. Fiscal 2011 first quarter results include a gain of $1.3 million, or $0.13 per diluted share, related to the acquisition of Absolute Equipment Solutions (“AES”). Excluding this gain, net income for the quarter was $1.1 million, or $0.11 per diluted share.

Bill Mitcham, the Company’s President and CEO, stated, “We are pleased to report a solid first quarter as our equipment leasing segment experienced a substantial improvement in our international markets while our Seamap segment posted another strong quarter. Our equipment leasing revenues for the first quarter rose 51% from a year ago and 27% from the fourth quarter, and Seamap revenues more than doubled from a year ago.

“Our leasing business showed marked improvement from the downturn we experienced last year. Contributing to this was a strong winter season in the Russian market. Of course, most of the Russian contracts ended during the quarter as the winter season came to a close, but we do have prospects for some summer work in that region. Leasing activity in Southeast Asia and South America continued to be robust. Our Seamap segment continued to perform well as we delivered two GunLink 4000 systems during the first quarter, as well as other equipment. We also generated a significant amount of ongoing service and repair work during the quarter.

“Considerable uncertainty remains in the oil and gas industry; however, there are positive developments that we believe could benefit our business for the balance of fiscal 2011 and beyond. We are seeing improvement in bid activity worldwide, with increased activity in Eastern Europe and promising prospects in areas such as Indonesia and South America. There continues to be widespread interest in our three-component digital sensor units, and we continue to build our downhole seismic tool business. Interest in our GunLink and BuoyLink products continues to be high, and we are optimistic about the prospects for our Seamap segment.

“We are pleased with our recent acquisition of AES, which is meeting our original expectations. Overall, we believe we are well positioned, operationally and financially, to capitalize on improving conditions in the industry.”

FIRST QUARTER FISCAL 2011 RESULTS

Total revenues for the fiscal 2011 first quarter increased 56% from the first quarter a year ago to $16.5 million, primarily due to a significant increase in leasing revenues and improved sales at Seamap. A significant portion of the Company’s revenues are generated from sources outside the United States. Revenues from international customers were approximately 89% of revenues in the first quarter of fiscal 2011 compared to approximately 79% of revenues during the first quarter of fiscal 2010.

Core revenues from equipment leasing, excluding equipment sales, rose 51% to $9.6 million compared to $6.3 million in the same period a year ago. Contributing to this improvement was a strong rebound in the Company’s Russian business this winter and solid growth in Indonesia and South America. Core revenues from equipment leasing rose 27% from the previous quarter due in large part to the increase in Russia.

Sales of lease pool equipment were $0.4 million compared to $69,000 in the first quarter of fiscal 2010. Sales of new seismic, hydrographic and oceanographic equipment were $0.8 million compared to $1.6 million in the comparable period a year ago.

Seamap equipment sales more than doubled to $5.8 million from $2.6 million in the comparable period a year ago, primarily due to the delivery of two GunLink 4000 systems, various other equipment and a considerable amount of ongoing service and repair work in the quarter.

Lease pool depreciation in the first quarter was $4.9 million versus $4.1 million in same period last year, a 20% increase. This increase resulted from additions made to the Company’s lease pool during fiscal 2010, including downhole seismic tools, three component digital sensors and a variety of marine equipment.

Gross profit in the fiscal 2011 first quarter was $6.9 million compared to $3.8 million in the first quarter of fiscal 2010. Gross profit margin for the first quarter of fiscal 2011 was 42% compared to 36% in the same period a year ago.

General and administrative (“G&A”) costs for the first quarter of fiscal 2011 were $4.2 million compared to $3.5 million in the first quarter of fiscal 2010 principally due to lower overhead absorption from long-term contracts and higher incentive compensation expense. Operating income for the first quarter of fiscal 2011 was $2.5 million compared to $16,000 in the comparable period a year ago. Net income for the first quarter of fiscal 2011 was $2.4 million, or $0.24 per diluted share, compared to net loss of $80,000, or $0.01 loss per share, for the first quarter of fiscal 2010.

Fiscal 2011 first quarter results include a gain of $1.3 million, or $0.13 per diluted share, related to the acquisition of AES. According to accounting standards, a valuation of the acquired assets and liabilities is required as of the closing of an acquisition. If the fair value, as defined in the accounting standards, of the acquired assets and liabilities exceeds the purchase price, a negative goodwill or bargain purchase situation exists, resulting in a gain being recognized as of the date of the acquisition.

EBITDA (earnings before interest, taxes, depreciation and amortization and excluding the gain from the AES acquisition) for the first quarter increased 61% to $7.3 million, or 44% of total revenues, from $4.5 million, or 43% of total revenues, in the same period last year. EBITDA, which is not a measure determined in accordance with generally accepted accounting principles (“GAAP”), is defined and reconciled to reported net income, the most comparable GAAP measure, in Note A under the accompanying financial tables.

CONFERENCE CALL

The Company has scheduled a conference call for Wednesday, June 9, 2010 at 9:00 a.m. Eastern time to discuss its fiscal 2011 first quarter end results. To access the call, please dial (480) 629-9725 and ask for the Mitcham Industries call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Mitcham Industries corporate website, http://www.mitchamindustries.com, by logging on that site and clicking “Investors.” A telephonic replay of the conference call will be available through June 16, 2010 and may be accessed by calling (303) 590-3030, and using the passcode 4305330#. A web cast archive will also be available at http://www.mitchamindustries.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or email dmw@drg-e.com.

Mitcham Industries, Inc., a geophysical equipment supplier, offers for lease or sale, new and “experienced” seismic equipment to the oil and gas industry, seismic contractors, environmental agencies, government agencies and universities. Headquartered in Texas, with sales and services offices in Calgary, Canada; Brisbane, Australia; Singapore; Ufa, Bashkortostan, Russia; Lima, Peru; Bogota, Colombia and the United Kingdom and with associates throughout Europe, South America and Asia, Mitcham conducts operations on a global scale and is the largest independent exploration equipment lessor in the industry.

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein, including statements regarding the Company’s future financial position and results of operations, planned capital expenditures, the Company’s business strategy and other plans for future expansion, the future mix of revenues and business, future demand for the Company’s services and general conditions in the energy industry in general and seismic service industry, are forward-looking statements. While management believes that these forward-looking statements are reasonable when and as made, actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include possible decline in demand for seismic data and our services; the effect of fluctuations in oil and natural gas prices on exploration activity; the effect of uncertainty in financial markets on our customers’ and our ability to obtain financing; loss of significant customers; seasonal fluctuations that can adversely affect our business; defaults by customers on amounts due us; possible impairment of long-lived assets; risks associated with our manufacturing operations; inability to obtain funding or to obtain funding under acceptable terms; intellectual property claims by third parties; risks associated with our foreign operation, including foreign currency exchange risk; and other factors that are disclosed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available from the Company without charge. Readers are cautioned to not place undue reliance on forward-looking statements which speak only as of the date of this release and the Company undertakes no duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

- Tables to follow -

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	April 30, 2010	January 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$12,432	$6,130
Restricted cash	683	605
Accounts receivable, net	16,062	15,444
Current portion of contracts receivable	1,397	2,073
Inventories, net	4,618	5,199
Cost and estimated profit in excess of billings on uncompleted contract	442	398
Income taxes receivable	1,363	1,438
Deferred tax asset	1,721	1,400
Prepaid expenses and other current assets	2,007	1,986
Total current assets	40,725	34,673
Seismic equipment lease pool and property and equipment, net	69,147	66,482
Intangible assets, net	5,767	2,678
Goodwill	4,320	4,320
Prepaid foreign income tax	2,898	2,574
Deferred tax asset	—	88
Long-term portion of contracts receivable	4,309	4,533
Other assets	140	49

Total assets	$127,306	$115,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,541	$6,489
Current maturities – long-term debt	741	93
Foreign income taxes payable	2,228	1,345
Deferred revenue	859	854
Accrued expenses and other current liabilities	4,512	2,668

Total current liabilities	13,881	11,449
Non-current income taxes payable	3,486	3,258
Deferred tax liability	844	—
Long-term debt, net of current maturities	19,591	15,735
Total liabilities	37,802	30,442
Shareholders’ equity:
Preferred stock, $1.00 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 20,000 shares authorized; 10,737 shares issued at April 30, 2010 and January 31, 2010	107	107
Additional paid-in capital	76,019	75,746
Treasury stock, at cost (925 shares at April 30, 2010 and January 31, 2010)	(4,843)	(4,843)
Retained earnings	12,641	10,247
Accumulated other comprehensive income	5,580	3,698

Total shareholders’ equity	89,504	84,955

Total liabilities and shareholders’ equity	$127,306	$115,397

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended April 30,
	2010	2009
Revenues:
Equipment leasing	$9,566	$6,326
Lease pool equipment sales	363	69
Seamap equipment sales	5,781	2,598
Other equipment sales	790	1,612

Total revenues	16,500	10,605

Cost of sales:
Direct costs — equipment leasing	744	528
Direct costs — lease pool depreciation	4,912	4,101
Cost of lease pool equipment sales	149	10
Cost of Seamap and other equipment sales	3,752	2,194
Total cost of sales	9,557	6,833

Gross profit	6,943	3,772
Operating expenses:
General and administrative	4,187	3,502
Depreciation and amortization	279	254

Total operating expenses	4,466	3,756

Operating income	2,477	16
Other income (expenses):
Gain from bargain purchase in business combination	1,304	-
Interest, net	(94)	(89)
Other, net	(502)	119

Total other income	708	30
Income before income taxes	3,185	46
Provision for income taxes	(791)	(126)

Net income (loss)	$2,394	$(80)

Net income (loss) per common share:
Basic	$0.24	$(0.01)

Diluted	$0.24	$(0.01)

Shares used in computing net income (loss) per common share:
Basic	9,808	9,784
Diluted	10,082	9,784

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended
	April 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$2,394	$(80)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,291	4,385
Stock-based compensation	273	416
Gain from bargain purchase in business combination	(1,304)	—
Provision for inventory obsolescence	52	(81)
Gross profit from sale of lease pool equipment	(214)	(59)
Excess tax benefit from exercise of non-qualified stock options	—	(7)
Deferred tax provision (benefit)	1,037	(176)
Changes in non-current income taxes payable	(189)	188
Changes in working capital items, net of effects from business combination:
Accounts receivable	190	555
Contracts receivable	909	—
Inventories	766	(2,029)
Prepaid expenses and other current assets	(63)	261
Income taxes receivable and payable	(282)	1,402
Costs incurred and estimated profit in excess of billings on uncompleted contract	(17)	1,066
Accounts payable, accrued expenses, other current liabilities and deferred revenue	946	(239)

Net cash provided by operating activities	9,789	5,602

Cash flows from investing activities:
Purchases of seismic equipment held for lease	(4,651)	(6,485)
Purchases of property and equipment	(28)	(95)
Sale of used lease pool equipment	363	69
Acquisition of AES, net of cash acquired	(2,100)	—
Net cash used in investing activities	(6,416)	(6,511)

Cash flows from financing activities:
Net proceeds from line of credit	3,200	500
Payments on borrowings	(101)	—
Purchases of short-term investments	(47)	—
Proceeds from issuance of common stock upon exercise of stock options, net of stock surrendered to pay taxes	—	(6)
Excess tax benefit from exercise of non-qualified stock options	—	7

Net cash provided by financing activities	3,052	501
Effect of changes in foreign exchange rates on cash and cash equivalents	(123)	101

Net change in cash and cash equivalents	6,302	(307)
Cash and cash equivalents, beginning of period	6,130	5,063

Cash and cash equivalents, end of period	$12,432	$4,756

Note A

MITCHAM INDUSTRIES, INC.
Reconciliation of Net Income (loss) to EBITDA
(Unaudited)

	For the Three Months
	Ended April 30,
	2010	2009
	(in thousands)
Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA
Net income (loss)	$2,394	$(80)
Interest expense, net	94	89
Depreciation and amortization	5,291	4,385
Provision for income taxes	791	126
Gain from bargain purchase	(1,304)	-

EBITDA (1)	7,266	4,520
Stock-based compensation	273	416

Adjusted EBITDA (1)	$7,539	$4,936

(1)	EBITDA is defined as net income (loss) before (i) interest income and interest expense, (ii) provision for (or benefit from) income taxes, (iii) depreciation, amortization and impairment of assets and (iv) gain from bargain purchase. Adjusted EBITDA excludes stock-based compensation. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have included these non-GAAP financial measures because they provide management with important information for assessing our performance and as indicators of our ability to make capital expenditures and finance working capital requirements. EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.

Mitcham Industries, Inc.
Segment Operating Results
(unaudited)

	For the Three Months Ended
	April 30,
	2010	2009
		(in thousands)
Revenues:
Equipment Leasing	$10,719	$8,007
Seamap	5,830	2,683
Inter-segment sales	(49)	(85)

Total revenues	16,500	10,605

Cost of sales:
Equipment Leasing	6,434	5,862
Seamap	3,212	1,109
Inter-segment costs	(89)	(138)

Total cost of sales	9,557	6,833

Gross profit	$6,943	$3,772

	42%	36%

Equipment Leasing Segment:

Revenue:
Equipment leasing	$9,566	$6,326
Lease pool equipment sales	363	69
New seismic equipment sales	61	9
SAP equipment sales	729	1,603

	10,719	8,007
Cost of sales:
Lease pool depreciation	4,952	4,101
Direct costs-equipment leasing	744	528
Cost of lease pool equipment sales	149	10
Cost of new seismic equipment sales	11	5
Cost of SAP equipment sales	578	1,218

	6,434	5,862

Gross profit	$4,285	$2,145

Gross profit %	40%	27%

Seamap Segment:

Equipment sales	$5,830	$2,683
Cost of equipment sales	3,212	1,109

Gross profit	$2,618	$1,574

Gross profit %	45%	59%

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